Exhibit 21.01
SUBSIDIARIES
Capital Bank
(North Carolina)
Capital Bank Investment Services, Inc.
(North Carolina)
Capital Bank Statutory Trust I
(Delaware)
Capital Bank Statutory Trust II
(Delaware)
Capital Bank Statutory Trust III
(Delaware)
CB Trustee, LLC
(North Carolina)